Filed pursuant to Rule 424(b)(3)

Registration No. 333-129720

PROSPECTUS SUPPLEMENT NO. 1 DATED APRIL 19, 2006

TO PROSPECTUS DATED DECEMBER 1, 2005

VISTA GOLD CORP.

4,554,505 Common Shares

without par value

You should read this prospectus supplement together with our prospectus dated December 1, 2005, which is to be delivered with this prospectus supplement.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THE PROSPECTUS TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is April 19, 2006.

The information in this prospectus supplement concerning the selling security holders supersedes in part the information set forth under the caption “Selling Security Holders” in the prospectus by deleting the information contained in the table regarding the selling security holders with respect to beneficial ownership of our common shares, as well as the paragraph immediately preceding that table, and substituting therefor the following paragraph and table:

The following table sets forth, as of the date of this prospectus supplement, the number of shares being held of record or beneficially by the selling security holders as well as the remaining number of shares that may be offered under this prospectus, and provides by footnote reference any material relationship between Vista Gold and the selling security holder, all of which is based upon information currently available to us.

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Jon S. Lore and Alice Faye Lore JTWROS	13,500		*	9,000	4,500		*
Adrian Day	30,500		*	5,500	25,000		*
Emily Day	5,500		*	5,500	0		*
Adventure Seekers Travel Inc. (4)	131,366		*	64,000	67,366		*
Agora, Inc. (5)	60,000		*	40,000	20,000		*
Angus McLeod	11,000		*	11,000	0		*
Anthony & Elizabeth Harnack TTEEs, Harnack Family Trust #2 UAD 10/27/87	215,156		*	150,000	65,156		*
Anthony E. Harnack II Trustee, Anthony E. Harnack II Trust #2 UAD 01/01/2004	41,200		*	21,200	20,000		*
Antonio Cucalon and Rosario Cucalon, TTEEs The Cucalon Living Trust UAD 7/14/84	19,000		*	8,000	11,000		*
Antony Herrey TTEE, Antony Herrey Pen Plan & Trust DTD 1/1/85 FBO Employee Plan Participants	11,000		*	11,000	0		*
Argentaurus Capital Limited (6)	11,300		*	8,000	3,300		*
Barry Chappell	11,000		*	11,000	0		*
Barry E. Powell	13,000		*	12,000	1,000		*
Barry Mohr TTEE, Mohr Separate Property Trust UAD 11/27/01	11,000		*	11,000	0		*
Belltown Capital Partners, LP (7)	50,000		*	50,000	0		*
Boulger Family Trust UAD 3/17/79 Richard C. Boulger TTEE	8,300		*	8,300	0		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Brelenickugh Investments Ltd., Helen K. Campbell and Brent Campbell, Mgr.	20,000		*	20,000	0		*
Brent Cook	10,000		*	10,000	0		*
Brian Batt	27,000		*	12,000	15,000		*
Brian Walker & Patricia Walker TTEEs, Walker Living Trust UAD 5/20/02	23,000		*	20,000	3,000		*
Bruce Cribley and Linda Payne, TTEEs Payne Cribley Family Trust UAD 11/15/90	6,000		*	6,000	0		*
Caldwin and Gaye Cranor TIC	15,000		*	10,000	5,000		*
Carl Cohen	30,000		*	20,000	10,000		*
Charles E. Koehn Jr.	40,000		*	20,000	20,000		*
Charles F. Rick TTEE, Charles F. Rick Revoc. Trust UAD 10/5/1989	8,000		*	6,000	2,000		*
Charles Hill & Richard Utley & JLT Ltd., TTEEs of the Oakland Energy (UK) Ltd. Retirement Benefit Scheme (8)	50,000		*	20,000	30,000		*
Charles Plambeck and Gae Plambeck Co-Trustees, Plambeck Rev Trust UAD 4-29-99	40,000		*	40,000	0		*
Charles Zeek & T. Marieta Zeek TTEEs Zeek Family Trust UAD 6/8/01	22,500		*	20,000	2,500		*
Christman Family Living Trust UAD 2-5-1980, Robert L. and Marilyn L. Christman TTEEs	15,500		*	9,000	6,500		*
Daniel Martinez	100,000		*	30,000	70,000		*
Dante J. Gallinetti Trustee, Dante J. Gallinetti Trust UAD 2/17/04	24,000		*	16,000	8,000		*
David E. Albrecht Jr.	40,000		*	20,000	20,000		*
David and Barbara Gralnek, Joint Tenants	13,800		*	10,000	3,800		*
David M. Cole	6,000		*	6,000	0		*
David Lambard	13,500		*	9,000	4,500		*
David Rotman TTEE, David Rotman Attorney At Law PSP UAD 03/23/90, FBO David Rotman	30,000		*	20,000	10,000		*
Delynn Hurley	8,000		*	8,000	0		*
Dennis W. Beldner TTEE, Dennis W. Beldner Rev. Liv. Trust U/A 04/20/1994	8,000		*	8,000	0		*
Don Harshbarger	22,000		*	20,000	2,000		*
Donal Gallagher	8,000		*	8,000	0		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Donald Gratz & Janice Gratz TTEEs Gratz Family Trust UAD 11/13/01	7,000		*	6,000	1,000		*
Donny Smith and Lynn Smith, Joint Tenants	22,000		*	12,000	10,000		*
Dorothy R. Minch and Walter Minch TTEEs, Dorothy R. Minch Trust UDT 05/18/90	31,900		*	10,000	21,900		*
Douglas E. Metcalf	20,000		*	20,000	0		*
Douglas Mica	10,000		*	9,000	1,000		*
Douglas R. Casey, TTEE MPP DTD 12/31/73, FBO Douglas R. Casey	60,000		*	30,000	30,000		*
J. Clay Freeny and Phyllis Freeny, Joint Tenants	16,000		*	6,000	10,000		*
The Dresser Family Trust UTD 8/23/1994 Hugh W. Dresser and/or Joyce A. Dresser, Trustees	26,000		*	10,000	16,000		*
E. Zimmerman Boulos	13,800		*	13,800	0		*
Edward H. Grout	28,000		*	16,000	12,000		*
Edward H. Grout and Sharon G. Bush, Joint Tenants	36,000		*	24,000	12,000		*
Edward Leatherman	30,000		*	20,000	10,000		*
Edward Mercaldo and Karen Mercaldo Co-TTEES Mercaldo Family Trust DTD 10-08-02	110,024		*	110,024	0		*
Elaine P. Ward Trustee, Elaine P. Ward Trust U/A DTD 7/18/02	10,000		*	10,000	0		*
Eleanor Weeks & Herbert Weeks TTEEs, Eleanor M. Weeks Rev Trust UAD 4/29/99	28,600		*	16,600	12,000		*
Elliot Israel	8,300		*	8,300	0		*
Eric F. Yuhl TTEE, Eric F. Yuhl Professional Corp. Def. Bene. Plan DTD 06/07/04, FBO Plan Participants	51,000		*	20,000	31,000		*
Far Away Horizons Corporation (9)	20,000		*	6,000	14,000		*
Ferdinard F. Becker Jr. TTEE Ferdinard F. Becker Jr. Trust UDT 7/10/03	12,000		*	12,000	0		*
Frederick Hilgert	7,400		*	5,400	2,000		*
Gary Vlahovich	14,400		*	12,000	2,400		*
Gary A. Wilson	6,000		*	6,000	0		*
Gene Lennartz	10,000		*	8,000	2,000		*
Gentling Investments LLC (10)	300,000	1.3%		100,000	200,000		*
George Haffner & Joan Haffner TIC	8,000		*	8,000	0		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
George R. Gaubatz	12,100		*	8,300	3,800		*
George Sterne TTEE, Sterne Family Trust U/A DTD 03-23-1983	16,500		*	14,000	2,500		*
Glenn Investments LP, Attn: Floyd Harlan (11)	8,300		*	8,300	0		*
Gordon Holmes & Kari Holmes TTEEs, Gordon and Kari Holmes Rev Trust UAD 03/07/00	13,800		*	13,800	0		*
Guy Hartle	22,000		*	20,000	2,000		*
Harriet C. Utley	40,000		*	20,000	20,000		*
Herman Odum	11,000		*	8,000	3,000		*
Audrey M. Hilgert	17,000		*	11,000	6,000		*
Horace Luhn	11,000		*	10,000	1,000		*
Intermark International Group Inc. (12)	7,200		*	7,200	0		*
Iroquois Master Fund Ltd. (13)	1,200,000	5.1%		600,000	600,000	2.1%
Jackie and James Sorensen, Joint Tenants	50,000		*	20,000	30,000		*
Jaime L. Matta	98,000		*	20,000	78,000		*
James A. Powell	21,700		*	20,000	1,700		*
James T. Moloney	7,000		*	6,000	1,000		*
James Timpson	8,000		*	8,000	0		*
James Welch and Dange Welch, Joint Tenants	14,000		*	13,000	1,000		*
Jay R. Begun TTEE, E&J Begun Family Trust UAD 8/9/84	18,000		*	8,000	10,000		*
Jerome Z. Ginsburg	200,000		*	80,000	120,000		*
John B. Selden	20,000		*	20,000	0		*
John D. Marsh	70,000		*	30,000	40,000		*
John R. Deputy (14)	20,000		*	20,000	0		*
John E. Donovan TTEE, JBD Trust #1 DTD 10-1-2001	12,000		*	6,000	6,000		*
John Lindal and Roberta Lindal, Joint Tenants	30,000		*	20,000	10,000		*
John Montfort	170,000		*	80,000	90,000		*
John T. Potts, Jr. and Marjorie J. Potts, JTWROS	24,000		*	12,000	12,000		*
John Weaver Trustee, John D. Weaver Trust UAD 9/30/86	22,000		*	10,000	12,000		*
Johnnie Eubank and Patsy Eubank, Joint Tenants	14,000		*	10,000	4,000		*
Jon Black & Kerri Hakoda, Joint Tenants	14,700		*	12,000	2,700		*
Joseph Ferraccio and Barbara Ferraccio, JT	33,402		*	28,000	5,402		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Joseph Litner	40,000		*	40,000	0		*
Joy and John Heyrman, Joint Tenants	6,000		*	6,000	0		*
June Jenson and David Jenson, JT	33,500		*	9,000	24,500		*
Justin McCarthy Miller TTEE Justin McCarthy Miller Trust UAD 12/01/92	8,000		*	8,000	0		*
Keith M. Harnish & Antha Newport Harnish, TTEEs Harnish Family Trust UAD 8-19-94	16,000		*	10,000	6,000		*
Kenneth Metcalfe	40,000		*	24,000	16,000		*
Kenneth Roberts and Natalee Roberts JTWROS	15,000		*	6,000	9,000		*
Khushro Ghandhi	40,000		*	40,000	0		*
L. Kenneth Countryman TTEE, L. Kenneth Countryman PSP UDT 8-1-88 (as amended)	27,000		*	18,000	9,000		*
Larry Adelman and Carol Adelman TIC	14,000		*	14,000	0		*
Loren J. Majeres Trust UAS 5/22/02 Loren Majeres, TTEE	12,000		*	12,000	0		*
Lu Bo Yu	11,000		*	8,000	3,000		*
Lyle Bonge	8,000		*	8,000	0		*
Marathon Resource Partners I, L.P. (15)	100,000		*	100,000	0		*
Mark Merriman	20,000		*	20,000	0		*
Marv Anderson and Nancy Chandra JT	20,000		*	10,000	10,000		*
Mathew Ackert and Lorraine Mesagna JTWROS	9,300		*	8,300	1,000		*
McGunnigle Family Ltd Partners, Raymond P. McGunnigle and Beth Ann McGunnigle Gen Ptrnrs (16)	11,600		*	10,000	1,600		*
Michael Kosowan	10,000		*	10,000	0		*
Michael Opie & Tamar Gluska TTEEs The Opie-Gluska Family Trust UAD 5-20-99	8,300		*	8,300	0		*
Mickey A. Howard	28,000		*	28,000	0		*
Norman T. Olsen	19,000		*	11,000	8,000		*
Oakland Energy UK Investment Acct (17)	40,000		*	20,000	20,000		*
Ortho MEK Family Ltd. Partnership (18) William T. Mahan Gen. Partner	25,000		*	20,000	5,000		*
Pratik Sharma and Patrice L. Yang-Sharma JT	19,000		*	12,000	7,000		*
Paula Timpson	12,000		*	12,000	0		*
Peter Barbara	7,000		*	6,000	1,000		*
Peter Gianulis	60,000		*	60,000	0		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Peter H. Walton	8,000		*	8,000	0		*
Philip Sharples, Joan Facemire & David Hildebrandt TTEEs The Philip P. Sharples 1994 Family Trust UAD 5/16/94	20,000		*	20,000	0		*
Bruce Plaut, Trustee for Plaut Account Inc Rtmnt Plan Trust UAD 10-5-88	30,000		*	20,000	10,000		*
PR Consulting Ltd. (19)	8,000		*	8,000	0		*
Ralph Payton and Evelyn Payton Community Property	11,000		*	11,000	0		*
Randy Perillo	10,000		*	10,000	0		*
Ravi and Sajani Yalamanchili JT	13,500		*	10,000	3,500		*
Ravindra and Manisha Mehta, JT	6,000		*	6,000	0		*
RBC Dain Rauscher CFBO Bryce Rhodes	103,366		*	36,000	67,366		*
RBC Dain Rauscher CFBO Donald Brubeck	8,300		*	8,300	0		*
RBC Dain Rauscher CFBO Greg Jones IRA	17,400		*	17,400	0		*
RBC Dain Rauscher CFBO Hans H. Reske IRA	17,000		*	16,000	1,000		*
RBC Dain Rauscher CFBO James Thaidigsman IRA	11,000		*	11,000	0		*
RBC Dain Rauscher CFBO John Mitchell	60,000		*	60,000	0		*
RBC Dain Rauscher CFBO John R. Deputy IRA (14)	20,000		*	20,000	0		*
RBC Dain Rauscher CFBO Justin A. Woyke IRA	20,000		*	20,000	0		*
RBC Dain Rauscher CFBO Marvin Berkman IRA	90,000		*	20,000	70,000		*
RBC Dain Rauscher CFBO Mary S. Gibbons IRA	30,000		*	30,000	0		*
RBC Dain Rauscher CFBO Merry Lee Carnall	61,000		*	30,000	31,000		*
RBC Dain Rauscher CFBO Norman Rumpf IRA	8,300		*	8,300	0		*
RBC Dain Rauscher CFBO Robert Frederick	10,000		*	10,000	0		*
RBC Dain Rauscher CFBO Ronald Buck IRA	25,000		*	20,000	5,000		*
RBC Dain Rauscher CFBO Stella B. Williams IRA	10,000		*	10,000	0		*

	Beneficial Ownership of Shares Prior to Offering (1)			Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent	Number of Shares Offered Hereby (3)	Number	Percent
RBC Dain Rauscher CFBO Thomas Morton	8,300	*	8,300	0		*
Richard J. Maybury and Marilyn Maybury	55,500	*	55,500	0		*
Richard K. Taylor and Karen C. Taylor TTEEs Taylor Family Trust U/A DTD 11/27/2001	280,000	1.2%	180,000	100,000		*
Robert H. Chaney and Jereann H. Chaney TIC	311,500	1.3%	100,000	211,500		*
Robert Gingras	25,500	*	17,000	8,500		*
Robert Ohlwiler and Anita Ohlwiler TTEES Robert Ohlwiler Trust UAD 02/10/03	22,750	*	20,000	2,750		*
Robert F. Vance	9,000	*	6,000	3,000		*
Rodney McIntyre TTEE Rodney McIntyre Trust UAD 5/1/01	8,000	*	8,000	0		*
Ronald F. Cosgrave	7,000	*	6,000	1,000		*
Ronald D. Mercaldo	20,000	*	20,000	0		*
Ronald Orman	18,600	*	10,000	8,600		*
Sidney and Shirley Childers JT	8,000	*	8,000	0		*
Staudt Holdings LLC, Attn: Richard Staudt (20)	5,800	*	5,800	0		*
Stephen J. Gambone and Isabella Caloia-Gambone JT	18,800	*	16,600	2,200		*
Stephen B. Schein TTEE Schein Family Trust DTD 5-9-95	20,000	*	10,000	10,000		*
Steven Collier and Annette Collier JT	20,000	*	20,000	0		*
Grant D. Sullivan TTEE Grant D. Sullivan Trust U/A DTD 10-4-91	8,000	*	8,000	0		*
Clifton R. Scudder GP, Tapawingo Family Ltd. A Partnership (21)	6,000	*	6,000	0		*
Thomas and Particia Ingman Co-TTEES, Ingman Family Rev Trust	16,000	*	16,000	0		*
Thomas Bridges	16,000	*	6,000	10,000		*
Thomas Y. Gibson III and Darlene Gibson JT	28,000	*	28,000	0		*
Thomas B. Harrington	8,000	*	7,000	1,000		*
Thomas McWilliams	14,000	*	14,000	0		*
Thomas F. Tenowich and Joan H. Tenowich TTEEs, T & J Production Inc. Retirement Trust DTD 11/22/1995 (22)	6,000	*	6,000	0		*
Timothy Taylor and Derrick Taylor JTWROS	70,000	*	40,000	30,000		*

	Beneficial Ownership of Shares Prior to Offering (1)				Beneficial Ownership of Shares After Offering (2)
Name of Selling Security Holder	Number	Percent		Number of Shares Offered Hereby (3)	Number	Percent
Tod W. Siefert	8,000		*	8,000	0		*
Tracy Siddall	40,000		*	20,000	20,000		*
Troy Davis	10,000		*	10,000	0		*
Utley Interests Inc. (23)	40,000		*	20,000	20,000		*
Vedant Mimani	14,000		*	10,000	4,000		*
Verl A. Jensen	8,000		*	8,000	0		*
Vincent Foley	11,000		*	10,000	1,000		*
Warren Lovell Trustee, T. Lovell Alpha LP Investment Trust (24)	8,300		*	8,300	0		*
Wellington Foods Inc. (25)	30,000		*	30,000	0		*
White Lake Enterprises Inc. Attn: Clyde Didier (26)	8,000		*	8,000	0		*
William E. Horky	8,300		*	8,300	0		*
William Meng and Elizabeth Meng JTWROS	45,000		*	20,000	25,000		*
William S. Selden	60,000		*	30,000	30,000		*
William Sorensen and Susan Sorensen TTEEs, Restated Sorensen Family Trust UAD 8/22/01	22,000		*	20,000	2,000		*
Brant Investments Limited (27)	100,000		*	60,000	40,000		*
Haywood Securities, Inc. ITF Richard Bullock	60,000		*	60,000	0		*
Quest Securities Corporation	216,881		*	216,881	0		*

TOTAL	7,273,045	26.9%		4,554,505	2,718,540	9.3%

*	Represents less than 1% of the outstanding common shares.
(1)	Applicable percentage of ownership is based on 23,161,094 common shares outstanding as of April 18, 2006, plus any securities held by such holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(2)	Because the selling security holders may sell all, some or none of their shares or may acquire or dispose of other common shares, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of common shares that each selling security holder will own upon completion of this offering. See Note (3) below concerning assumptions made, for purposes of this table, as to shares to be sold in this offering.
(3)	Represents the total number of (i) common shares issued to the selling security holder in the private placement transaction and (ii) shares issuable to the holder upon exercise of warrants acquired in the private placement transaction; assumes in all cases that all shares in (i) and (ii) are sold pursuant to this offering and that no other common shares are acquired or disposed of by the selling security holders prior to the termination of this offering.

(4)	Each of Bryce W. Rhodes and Susan W. Rhodes has investment control and voting control over the above securities.
(5)	Each of William Bonner, Miles Noren and Robert Compton has investment control and voting control over the above securities.
(6)	Each of Jordan Eliseo, Paul Hickey and Ben Lee has investment control and voting control over the above securities.
(7)	Robert Tarangelo, Managing Member of the General Partner of Belltown Capital Partners, has investment control and voting control over the above securities.
(8)	Registered owner is a corporate retirement plan organized under United Kingdom law, whose sole beneficiary is Richard Utley. He has investment control and voting control over the above securities. See also Notes (17) and (23). Aggregate ownership prior to and after offering is less than 1% of the outstanding common shares.
(9)	Each of Marcus T. Mussa, David Solomon and Lowell S. Fink has investment control and voting control over the above securities.
(10)	Each of Darcy Gentling and Sasha Gentling has investment control and voting control over the above securities.
(11)	Floyd L. Harlan has investment control and voting control over the above securities.
(12)	Each of Sara L. DeNunez, Ana Graciela De Bernat and Lorena Lee has investment control and voting control over the above securities.
(13)	Joshua Silverman has investment control and voting control over the above securities.
(14)	Aggregate ownership prior to and after offering is less than 1% of the outstanding common shares.
(15)	Robert Mulin has investment control and voting control over the above securities.
(16)	Each of Raymond McGunnigle and Beth Ann McGunnigle has investment control and voting control over the above securities.
(17)	Richard Utley has investment control and voting control over the above securities. See also Notes (8) and (23). Aggregate ownership prior to and after offering is less than 1% of the outstanding common shares.
(18)	Dr. William T. Mahon has investment control and voting control over the above securities.
(19)	Paul Kullich has investment control and voting control over the above securities.
(20)	Richard Staudt has investment control and voting control over the above securities.
(21)	Clifton R. Scudder has investment control and voting control over the above securities.
(22)	Each of Thomas and Joan Tenovich has investment control and voting control over the above securities.
(23)	Richard Utley has investment control and voting control over the above securities. See also Notes (8) and (17). Aggregate ownership prior to and after offering is less than 1% of the outstanding common shares.
(24)	Warren W. Lovell has investment control and voting control over the above securities.
(25)	Each of Anthony E. Harnack and Elizabeth Harnack has investment control and voting control over the above securities.
(26)	Clyde Didier has investment control and voting control over the above securities.
(27)	The beneficial owner of the securities is Middlemarch Partners Limited. Cecilia M. Kershaw has investment control and voting control over the above securities.